UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 6, 2008

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry Into a Material Definitive Agreement

                As described in Item 5.02 below, on February 6, 2008 Isonics Corporation (the “Company”) entered into employment agreements with the following executive officers:  1) the Chief Executive Officer; 2) the President, Chief Operating Officer and Secretary; and 3) the Chief Financial Officer, Vice President — Finance, and Treasurer.

Item 1.02 — Termination of a Material Definitive Agreement

                On February 6, 2008 we entered into an employment agreement with our Chief Executive Officer, Christopher Toffales (the “Toffales Agreement”).  Previously, on February 16, 2007 the Company entered into an employment agreement with Mr. Toffales pursuant to which he had been serving as our chairman of the board of directors (the “2007 Agreement”).  The material terms of the 2007 Agreement are described in a current report on Form 8-K dated February 13, 2007, and filed with the Securities and Exchange Commission on February 20, 2007.  The Toffales Agreement provides that the 2007 Agreement, and all prior employment agreements and understandings between Mr. Toffales and the Company related to Mr. Toffales’ employment, are cancelled and are of no further force or effect.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           On February 6, 2008, the Company entered into employment agreements with: 1)  Christopher Toffales, our Chief Executive Officer; 2) John Sakys, our President, Chief Operating Officer and Secretary (the “Sakys Agreement”); and 3) Gregory Meadows, our Chief Financial Officer and Vice President — Finance and Treasurer (the “Meadows Agreement”). The employment agreements are sometimes collectively referred to herein as the “Employment Agreements,” and Christopher Toffales, John Sakys and Gregory Meadows are sometimes collectively referred to herein as the “Executive.” The Employment Agreements were effective as of February 6, 2008.

Each of the Employment Agreements has an initial term of one year and thereafter will be renewed automatically for successive one year terms unless either party provides sixty days notice prior to the expiration of the current term that the Employment Agreement is being terminated.  The Employment Agreements provide that Mr. Toffales will receive an annual base salary of $250,000, Mr. Sakys will receive an annual base salary of $240,000, and Mr. Meadows will receive an annual base salary of $180,000.

Under the Employment Agreements, each of Mr. Toffales, Mr. Sakys and Mr. Meadows are eligible for a discretionary cash bonus and are entitled to participate in all Company equity-based compensation plans.  Discretionary cash bonuses and equity-based compensation will be based on the achievement of performance goals, and if none are formally established, paid or granted in the discretion of the Compensation Committee of the Board of Directors. Additionally, the Company has agreed to pay each Executive a one-time discretionary bonus: with Mr. Toffales being entitled to a $70,000 bonus, Mr. Sakys a $60,000 bonus and Mr. Meadows a $50,000 bonus.  These one-time discretionary bonuses are, in part, in recognition of the operational improvements accomplished by the Company since February 2007.  The Employment Agreements provide that these one-time discretionary bonuses will not be paid until the Company has sufficient working capital that is not committed for operations to allow the Company to pay all or a portion of the bonus.  If the Employment Agreements are terminated under certain circumstances the discretionary bonus shall become payable either immediately or within three months of the Executive’s termination.

The Company may terminate the Executives’ employment with or without “cause” (as defined in the Employment Agreements). If the Company terminates employment for “cause,” the Executive will have no rights to any unvested benefits or any other compensation or payments after the termination date. The Company may also terminate employment without “cause” by providing the Executive at least sixty days advance notice.   The Employment Agreements provide that if the Executive is terminated by the Company without cause the Executive is entitled to a severance payment equal to twelve months of Executive’s current annual salary and payable in a lump sum at termination.

The Employment Agreements also provide that the Executive may terminate the Employment Agreement upon the occurrence of any of the following events by providing the Company at least three business days notice:  1) the Company making a general assignment for the benefit of its creditors, filing a voluntary bankruptcy petition, filing a petition or an answer seeking reorganization, liquidation, dissolution or similar relief; 2) the sale by the Company of substantially all of its assets; 3) a decision by the Company to terminate its business and liquidate its assets; 4) the holder of any convertible debenture issued by the Company prior to the date of the Employment Agreements declaring a default or accelerating any obligation under the terms of such debentures; or 5) a material breach of the Employment Agreement by the Company except to the extent such breach results directly or indirectly from the Company’s lack of funding to cure any material breach.  If the Employment Agreements are terminated by the Executive for any of these reasons the Executive is due a severance payment equal to twelve months of his current annual salary payable in a lump sum payment within three months of the termination of the Employment Agreement.  The Sakys Agreement and Meadows Agreement also provide that if the Company’s corporate offices are moved from the Denver metropolitan area each Executive may terminate their respective Employment Agreement and each shall be entitled to a severance payment equal to twelve months of their current annual salary and payable in a lump sum payment within three months of the Executive’s termination.

Upon a “change of control” (which is defined in the Employment Agreements), each Executive may terminate their Employment Agreement and will be entitled to receive a severance payment equal to twelve months of his current annual salary, and payable in a lump sum within three months of the Executive’s termination.

The Employment Agreements contain non-competition and non-solicitation provisions.  However, each Executive may engage in certain business activities so long as such activities do not interfere with the Executive’s duties and responsibilities with the Company, and such activities are not with persons or entities that directly compete with the Company.

(b)        On February 6, 2008 our Board of Directors adopted the Isonics Corporation 2008 Equity Plan (the “Plan”) and reserved 25,000,000 shares of common stock for issuance under the Plan upon the exercise of options and grant of stock bonuses.  The Plan was adopted to compensate new, continuing, and existing employees, officers, consultants, and advisors of the Company and its controlled, affiliated and subsidiary entities.  Going forward the Plan will be the only equity compensation the Company will utilize to grant options or stock bonuses.  To date no options or stock bonuses have been granted or issued under the Plan.

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).  The Plan does not require shareholder approval and therefore none of the options granted under the Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code.  The exercise price of the options granted under the Plan must be 100% of the “fair market value” (which is defined in the Plan) of our common stock on the date of grant, and the exercise period for options granted under the Plan cannot exceed ten years from the date of grant.  The Plan provides that an option may be exercised through the payment of cash, in accordance with the Plan’s cashless exercise provision, in shares of the Company’s common stock, or in property or in a combination of cash, shares and property and, subject to approval of the Committee.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

10.1         Executive Employment Agreement dated February 6, 2008 between Isonics Corporation and Christopher Toffales

10.2         Executive Employment Agreement dated February 6, 2008 between Isonics Corporation and John Sakys

10.3         Executive Employment Agreement dated February 6, 2008 between Isonics Corporation and Gregory Meadows

10.4         Isonics Corporation 2008 Equity Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of February 2008.

Isonics Corporation

By:	/s/ John Sakys
John Sakys
President and Chief Operating Officer